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                                                                   EXHIBIT 10.29

                      NON-STATUTORY STOCK OPTION AGREEMENT

                             MHL DEVELOPMENT COMPANY


                THIS AGREEMENT is made as of _____ ___, 2000 (the "Grant Date") between mHL Development Company, an Oregon corporation (the "Company"), and ________________________ (the "Optionee").

        1. Option Grant. Pursuant to the Company's 1998 Stock Incentive Plan (the "Plan"), a copy of which is attached as Exhibit A, the Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of________ shares of the Company's authorized but unissued or reacquired Common Stock at a purchase price of _______ per share. The Option is a Non-Statutory Stock Option, as defined in the Plan. This Agreement contains the entire understanding of, and supersedes any prior or contemporaneous agreements between the Optionee and the Company regarding rights to receive the Company's stock.


        2. Terms of Option. The Option is granted on the following terms and the Optionee acknowledges that the following terms summarize certain provisions of the Plan, and that the terms of the Plan, as interpreted by the Board of Directors, will govern any matter described in the Plan:

                2.1 Duration of Option. The Option shall continue in effect for a period of ten years from the Grant Date (the "Option Period").

                2.2 Right to Exercise. Subject to Section 2.3 of this Agreement, the Option may be exercised from time to time in the following amounts: (a) none before the first anniversary of the Grant Date; (b) one-fifth of the total number of shares covered by the Option shall become exercisable after the first anniversary of the Grant Date; (c) an additional one-fifth of the total number of shares covered by the Option shall become exercisable after the second anniversary of the Grant Date; (d) an additional one-fifth of the total number of shares covered by the Option shall become exercisable after the third anniversary of the Grant Date; (e) an additional one-fifth of the total number of shares covered by the Option shall become exercisable after the fourth anniversary of the Grant Date; (f) the remaining one-fifth of the total number of shares covered by the Option shall become exercisable after the fifth anniversary of the Grant Date. The Option shall not be exercised for any fractional shares. If the Optionee does not exercise the Option in any one year with respect to the full number of shares to which the Optionee is entitled in that year, the Optionee's rights shall be cumulative and the Optionee may purchase those shares in any subsequent year during the term of the Option.



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                2.3 Limitations on Right to Exercise. The Option may not be
exercised unless at the time of such exercise the Optionee is either employed by or serving as a director or consultant to, the Company or any subsidiary of the Company and has been so employed or has so served continuously since the date the Option was granted.

                2.4 Nontransferability. The Option may not be assigned or transferred by the Optionee, either voluntarily or by operation of law, and may be exercised only by the Optionee.

                2.5 Purchase of Shares. Unless the Board of Directors determines otherwise, the Option may be exercised only upon receipt by the Company of the Option Exercise Form, in the form attached as Exhibit B, from the Optionee stating the Optionee's intention to exercise, specifying the number of shares as to which the Optionee desires to exercise the Option and the date on which the Optionee desires to complete the transaction, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the Optionee's intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of the shares, the Optionee must pay the Company the full purchase price of such shares in cash. No shares shall be issued until full payment has been made and the Optionee has executed and delivered to the Company either the Stock Transfer Restriction Agreement substantially in the form attached to this Agreement as Exhibit C (the "Restriction Agreement") or at the Company's discretion any applicable shareholders or stock transfer restriction agreement as in effect at that time (which agreement may at the Company's discretion contain provisions similar to the Restriction Agreement.) The Optionee shall have none of the rights of a shareholder until a certificate for the shares is issued to the Optionee. Upon notification of the amount due (if any), the Optionee shall pay to the Company in cash amounts necessary to satisfy applicable federal, state and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law.

                2.6 Stock Splits; Combinations; Dividends. If, during the term of the Option, the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, reclassification, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares subject to the Option, or the unexercised portion thereof, so that the Optionee's proportionate interest before and after the occurrence of the event is maintained.



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Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

                2.7 Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party, or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Company, in its sole discretion and to the extent possible under the structure of the Transaction, may provide a 30-day period prior to the consummation of the Transaction during which the Optionee shall have the right to exercise the Option to the extent shares subject to the Option are or would be vested as of the date of consummation of the Transaction. Upon expiration of such 30-day period all further rights to purchase shares pursuant to the Option shall terminate.

        3. Stock Transfer Restriction Agreement. The Optionee agrees that any shares acquired upon exercise of the Option shall be subject to a shareholder's or stock transfer restriction agreement, a copy of which will be provided to the Optionee at the time the Option is exercised. The exercise of the Option shall not be effective until the Optionee has signed and delivered to the Company such stock transfer restriction agreement.

        4. Approvals. The obligations of the Company under this Agreement are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with issuance or sale of any shares purchased upon exercise of the Option. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under this Agreement if such issuance or delivery would violate applicable state or federal securities laws.

        5. No Contract Rights. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to be retained by the Company or any subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, agreement, or arrangement with or by the Company or any subsidiary, or alter, modify, change or terminate any right of the Company or any subsidiary under any contract, agreement or arrangement with the Optionee.

        6. Successors. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.



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        7. Notices. Any notices required or permitted to be given to the
Optionee pursuant to the Plan or the Agreement shall be in writing, addressed to the most recent address on the Company's records, and shall be deemed to be effectively given when (a) mailed by registered or certified mail with postage and fees prepaid, (b) sent by overnight delivery service, (c) personally delivered, or (d) sent by facsimile with confirmed transmission.

                IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the day and year first hereinabove written.



MHL DEVELOPMENT COMPANY



By:
   ----------------------------------  -----------------------------------------
      Name:                                 Optionee
      Title:
                                            Print Name:
                                                       -------------------------
                                            Address:
                                                    ----------------------------

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                                            Social Security No.:
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